Order 91-6-2

                      UNITED STATES OF AMERICA
                    DEPARTMENT OF TRANSPORTATION
                      OFFICE OF THE SECRETARY
                          WASHINGTON, D.C.


            Issued by the Department of Transportation
                  on the 23rd day of May, 1991


U.S.-U.S.S.R. NORTH ATLANTIC                 Docket 47149
COMBINATION SERVICE CASE

                 ORDER AND OPINION ON REVIEW

We award: a) primary authority to Trans World Airlines, Inc. (TWA) to provide scheduled combination service between New York and Moscow beginning in 1991/92, with two additional weekly round trips in 1992/93;
b)primary authority to Baltia Air Lines, Inc. (BALTIA) to provide scheduled combination service between New York and Leningrad beginning in 1991/92;
c) primary authority to Baltia to provide scheduled combination service between New York and Riga (with additional service to Kiev, Minsk, and Tbilisi) beginning in 1991/92; and d) primary authority to American Airlines,
Inc. (American) to provide scheduled combination service between Chicago and Moscow beginning in 1992/93; we also award e) Pan American World
Airways , Inc. (Pan Am) authority to provide previously authorized service to
Moscow/Leningrad with additional frequencies in 1992/93. We award backup authority: f) to TWA to provide scheduled combination service in the New York-Leningrad market; g) to American Trans Air (ATA) to provide scheduled combination service between Philadelphia and Riga (with additional service to Kiev); and h) backup authority to Baltia to serve in the
New York-Moscow market. This combination of awards provides the maximum public benefits available under our bilateral rights and best fulfills the public interest. <FN1>
[FN]_______________________
<FN1>
1. Except to the extent here modified, we adopt the findings, conclusions, and recommendations of the Administrative Law Judge in his Recommended Decision, which is attached and made part of this decision.